Exhibit 99.1

CONTACTS:
Lynx Therapeutics, Inc. Mary L. Schramke, Ph.D. Acting Chief Executive Officer 510/670-9300	Investor Contacts: Lippert/Heilshorn & Associates Jody Cain (jcain@lhai.com) Bruce Voss (bvoss@lhai.com) 310/691-7100

LYNX RECEIVES ANTICIPATED NASDAQ DELISTING NOTICE AS A STAND-ALONE COMPANY;
APPLIES FOR NEW LISTING POST LYNX/SOLEXA TRANSACTION

HAYWARD, Calif. (January 7, 2005) - Lynx Therapeutics, Inc. (Nasdaq: LYNX) today announced that it received a Nasdaq Staff Determination letter on January 4, 2005 indicating that its securities are subject to delisting from the Nasdaq SmallCap Market based on the Company’s failure to hold an annual meeting of stockholders by December 31, 2004 in accordance with Nasdaq Marketplace Rule 4350(e) and solicit proxies and provide proxy statements to Nasdaq in accordance with Nasdaq Marketplace Rule and 4350(g).

“We will appeal this decision as we plan to hold an annual meeting of stockholders during the current quarter to vote on our proposed business combination with Solexa,” stated Mary L. Schramke, Ph.D., Lynx’s acting chief executive officer. “This notice does not come as a surprise as we elected to avoid the costs of holding multiple annual stockholders’ meetings in a relatively short time period. Following our planned upcoming stockholders’ meeting, we believe Lynx will again be in full compliance with Nasdaq listing requirements. In the meantime, our appeal will stay Nasdaq’s decision to delist, and concurrently we have filed an application for initial listing of our shares following consummation of the proposed transaction with Solexa.”

Lynx intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff’s determination. However, there can be no assurance that the Listing Qualifications Panel will grant Lynx’s request for continued listing. Lynx’s common stock will continue to be listed on the Nasdaq SmallCap Market pending a final ruling. Lynx has delayed holding its annual meeting until its registration statement on Form S-4, initially filed with the Securities and Exchange Commission (SEC) on October 29, 2004, as amended, has been approved by the SEC and has tentatively scheduled its annual meeting for February 17, 2005 in order to, among other things, approve the proposed transaction with Solexa Limited. Pending approval by the Lynx stockholders and acceptance by the Solexa shareholders, the transaction is expected to close in the first quarter of 2005. Lynx has applied for listing of its shares on the Nasdaq SmallCap Market following consummation of the proposed transaction with Solexa and anticipates that trading will continue on the Nasdaq SmallCap Market on a post-closing basis. The Registration Statement, as amended, is available is available at the SEC’s Web site at www.sec.gov.

On September 28, 2004 Lynx and United Kingdom-based Solexa Limited announced the signing of a definitive agreement providing for the combination of the two companies. On January 5, 2005 Lynx filed a second amendment to the Registration Statement on Form S-4 regarding the proposed transaction with Solexa and other matters with the Securities and Exchange Commission (SEC), which is available at the SEC Web site at www.sec.gov. The transaction, which is subject to approval by the Lynx stockholders and acceptance by the Solexa shareholders, is expected to close in the first quarter of 2005.

About Lynx

Lynx believes that it is a leader in the development and application of novel genomic analysis solutions. By “novel,” Lynx means next generation technology that will take the engagement of thought leaders before broader commercial acceptance can occur. Lynx’s Massively Parallel Sequencing System

(MPSS™) consists of proprietary instrumentation and software that are used to analyze millions of DNA molecules in parallel, enabling genome structure characterization at an unprecedented level of resolution. As applied to gene expression analysis, MPSS™ provides comprehensive and quantitative digital information important to modern systems biology research in the pharmaceutical, biotechnology and agricultural industries. For more information, visit Lynx’s Web site at www.lynxgen.com.

Where to Find Additional Information about the Transaction

Lynx filed an amended Registration Statement on Form S-4 (File No. 333-120101) with the SEC on January 5, 2005 in connection with the proposed transaction with Solexa, and Lynx expects to mail a Proxy Statement / Prospectus to stockholders of Lynx and shareholders of Solexa containing information about the transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT / PROSPECTUS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CAREFULLY. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT / PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT LYNX, SOLEXA, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement / Prospectus and these other documents may also be obtained from Lynx by directing a request through the Investor Resources section of Lynx’s site at www.lynxgen.com or by mail to Lynx Therapeutics, Inc., 25861 Industrial Blvd., Hayward, CA 94545, attention: Investor Relations, telephone: 510-670-9300.

In addition to the Registration Statement and the Proxy Statement / Prospectus, Lynx files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Lynx at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Lynx’s filings with the SEC are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at www.sec.gov.

Interests of Certain Persons in the Transaction

Lynx will be soliciting proxies from Lynx’s stockholders in favor of the issuance of shares of Lynx’s common stock in the transaction. The directors and executive officers of Lynx and the directors and officers of Solexa may be deemed to be participants in Lynx’s solicitation of proxies. Certain executive officers and directors of Lynx and certain officers and directors of Solexa have interests in the transaction that may differ from the interests of the Lynx stockholders and the Solexa shareholders generally. These interests are described in the Proxy Statement / Prospectus, as it may be amended from time to time.

This press release contains “forward-looking” statements, including statements related to Lynx’s continued listing on the Nasdaq SmallCap Market and the proposed business combination between Lynx and Solexa. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “predicts,” “expects,” “envisions,” “hopes,” “estimates,” “intends,” “will,” “continue,” “may,” “potential,” “should,” “confident,” “could” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Lynx to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in Lynx’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2003, as amended, its Quarterly Report on Form 10-Q for the period ended September 30, 2004 and its amended Registration Statement on Form S-4 on January 5, 2005. Lynx does not undertake any obligation to update forward-looking statements.

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